Exhibit 99.2

GENERAL CERTIFICATE OF

GREAT LAKES HIGHER EDUCATION GUARANTY CORPORATION

June 7, 2007

Great Lakes Higher Education Guaranty Corporation (the “Guaranty Agency”), does hereby certify that, with respect to the issuance by Goal Capital Funding Trust 2007-1 (the “Issuer”) of its Student Loan Asset-Backed Notes (collectively, the “Notes”):

1.	The Guaranty Agency has the power and authority and the necessary material licenses and permits to own and operate its properties and to carry on its business as now being conducted.

2.	The Guaranty Agency is not in substantial violation of any material term of any agreement, charter, article of organization, bylaw or other instrument to which it is a party or by which it may be bound.

3.	The Guaranty Agency is not in substantial violation of any material laws, ordinances, governmental rules or regulations to which it is subject, nor has the Guaranty Agency failed to obtain any material licenses, permits, franchises or other governmental authorizations necessary to the ownership of its property or to the conduct of its business, which violation or failure would materially adversely affect the business, prospects, profits, properties or condition (financial or otherwise) of the Guaranty Agency or the enforceability of any of the Guaranty Agency Documents.

4.	The information describing the Guaranty Agency contained in Exhibit A hereto (and wherein the Guaranty Agency is referred to as “GLHEGC”) as of the date of any of the Free Writing Prospectus dated May 17, 2007, the Preliminary Prospectus Supplement dated May 30, 2007 and the Final Prospectus Supplement dated May 31, 2007 (collectively, the “Offering Documents”) and at all times subsequent, through and including the date hereof, is true and correct and did not and does not contain any untrue statement of a material fact.

5.	The Guaranty Agency is not an affiliate of any of the parties listed below (or their successors in interest):

a)	The Bank of New York;

b)	The Bank of New York Trust Company, N.A.;

c)	ACS Education Services, Inc.

d)	Massachusetts Higher Education Assistance Corporation doing business as American Student Assistance;

e)	Goal or Higher Education Finance, LLC; or

f)	Educational Credit Management Corporation.

6.	Since the date of the Final Prospectus Supplement, no material adverse change in or affecting the business or properties of the Guaranty Agency has occurred; provided, however, the U.S. Department of Education has proposed changes in its methodology for calculation of guaranty agency reserve ratios and such changes may modify the levels previously reported. The Guaranty Agency consents to the use in the Offering Documents of the information describing the Guaranty Agency.

7.	The Guaranty Agency agrees to promptly furnish to the Issuer, Goal Capital Funding, LLC (the “Depositor”), Goal Financial, LLC (together with the Issuer and the Depositor, “Goal”), any designated affiliates of Goal or any third party, from time to time upon request, such information, reports and financial statements within its control related to the Guaranty Agency as the Issuer or Goal reasonably deems appropriate to prepare and file all necessary reports (i) required to be filed with the Securities and Exchange Commission, (ii) requested in connection with the Sarbanes-Oxley Act of 2002 substantially in the Form of Annual Certificate of GLHEGC attached hereto as Exhibit B or (iii) required by any documents relating to the issuance of the Notes. The Issuer shall cause the Guaranty Agency to be reimbursed for its incremental costs in providing such information.

It is understood and agreed that the matters certified and agreed herein may be furnished to and relied upon by the parties to the transaction relating to the Notes and their respective counsel solely in connection with such transaction and may not be relied upon for any other purpose or by any other person.

IN WITNESS WHEREOF, this certificate has been signed as of the date first above written.

GREAT LAKES HIGHER EDUCATION GUARANTY CORPORATION

By:	/s/ Nancy Seifert
Name:	Nancy Seifert
Title:	Chief Financial Officer and
Assistant Secretary

2

Exhibit A

Great Lakes Higher Education Guaranty Corporation

GLHEGC is a Wisconsin nonstock, nonprofit corporation the sole member of which is Great Lakes Higher Education Corporation (“GLHEC”). GLHEGC’s predecessor organization, GLHEC, was organized as a Wisconsin nonstock, nonprofit corporation and began guaranteeing student loans under the Higher Education Act in 1967. GLHEGC is the designated guarantee agency under the Higher Education Act for Wisconsin, Minnesota, Ohio, Puerto Rico and the Virgin Islands. On January 1, 2002, GLHEC (and GLHEGC directly and through its support services agreement with GLHEC), outsourced certain aspects of its student loan program guaranty support operations to Great Lakes Educational Loan Services, Inc. (“GLELSI”) a wholly owned subsidiary of GLHEC. GLHEGC continues as the “guaranty agency” as defined in Section 435(j) of the Higher Education Act and continues its default aversion, claim purchase and compliance, collection support and federal reporting responsibilities as well as custody and responsibility for all revenues, expenses and assets related to that status. GLHEGC (through its support services agreement with GLHEC) also performs oversight of all direct and outsourced student loan program operations. The primary operations center for GLHEC and its affiliates (including GLHEGC and GLELSI) is in Madison, Wisconsin, which includes the data processing center and operational staff offices for both guaranty and servicing functions. GLHEC and affiliates also maintain regional offices in Columbus, Ohio and St. Paul, Minnesota and customer support staff located nationally. GLHEGC will provide a copy of GLHEC’s most recent consolidated financial statements on receipt of a written request directed to 2401 International Lane, Madison, Wisconsin 53704, Attention: Chief Financial Officer.

GLHEGC has entered into a voluntary flexible agreement with the U.S. Department of Education pursuant to the 1998 Reauthorization Amendments. Under GLHEGC’s agreement, which commenced October 1, 2000 and is currently effective through September 30, 2007, GLHEGC’s revenues are tied directly to default aversion performance. Certain sources of GLHEGC’s Operating Fund revenues are replaced by a single fee-for-service funding source tied directly to the percentage of delinquent loans that do not default during the measurement period. In lieu of statutory collection retention amounts, the U.S. Department of Education reimburses GLHEGC only for its actual post-default collection related expenses. This agreement also calls for GLHEGC to escrow the liquid assets of GLHEGC’s Federal Fund for the benefit of the U.S. Department of Education. GLHEGC may also engage in negotiations with lenders to define whether the lender or GLHEGC will complete each of the due diligence requirements. Finally, this agreement allows GLHEGC to pilot a new approach to the claims review process, under which GLHEGC develops and implements with willing lenders and servicers a post-claim random sampling process that replaces the current claim-by-claim process. The information in the following tables has been provided to the trust from reports provided by or to the U.S. Department of Education and has not been verified by GLHEGC or the underwriters. No representation is made by GLHEGC or the underwriters as to the accuracy or completeness of this information. Prospective investors may consult the United States Department of Education Data Books and Web site http://www.ed.gov/finaid/prof/resources/data/opeloanvol.html for further information concerning GLHEGC or any other guarantee agency.

Guarantee Volume. The aggregate original principal amount of student loans, including Stafford, Unsubsidized Stafford, SLS, PLUS and Consolidation loan volume, guaranteed and

Ex. A-1

outstanding is calculated by NSLDS for all guaranty agencies. The GLHEGC balance as of the last five federal fiscal year ends was as follows:

Federal Fiscal Year	Guaranty Volume (Millions)
2002	16,527.6
2003	21,803.7
2004	26,085.6
2005	30,077.5
2006	35,971.8

Reserve Ratio. Following are GLHEGC’s reserve fund levels as calculated in accordance with 34 CFR 682.410(a)(10) for the last five federal fiscal years:

Federal Fiscal Year	Federal Guaranty Reserve Fund Level
2002	1.86%
2003	1.29%
2004	0.99%
2005	0.83%
2006	0.72%

The Department of Education’s website at http://www.fp.ed.gov/PORTALSWebApp/fp/whatsnew.jsp. has posted reserve ratios for GLHEGC for federal fiscal years 2003, 2004 and 2005 of 1.168%, .646% and .578%, respectively. GLHEGC believes the Department of Education has not calculated the reserve ratio in accordance with the Higher Education Act and the correct ratio should be 1.29%, .99% and .83%, respectively, as shown above. On November 17, 2006, the Department of Education advised GLHECG that beginning in Federal Fiscal Year 2006 it will publish reserve ratios that include loan loss provisions and deferred revenues. GLHECG believes this change should more closely approximate the statutory calculation. In accordance with Section 428(c)(9) of the Higher Education Act, the reserve ratio does not include loans transferred from the former Higher Education Assistance Foundation, Northstar Guarantee Inc., Ohio Student Aid Commission or Puerto Rico Higher Education Assistance Corporation.

Ex. A-2

The minimum reserve fund ratio under the Higher Education Act is .25%. According to the Department of Education, available cash reserves may not always be an accurate barometer of a guarantor’s financial health.

Recovery Rate. GLHEGC does not calculate recovery rates. The table below sets forth the recovery rates (calculated by dividing the combined recovery collections by the beginning of the year inventory of defaulted loans) for GLHEGC for the past five federal fiscal years, as taken from the Department of Education’s website at http://www.fsacollections.ed.gov/contractors/ga/stats/index.asp:

Federal Fiscal Year	Recovery Rate
2002	23.33%
2003	23.72%
2004	25.84%
2005	23.74%
2006	21.64%

Loss Rate. GLHEGC’s loss rates (calculated by dividing the aggregate dollar amount of unreinsured loans and unreinsured portions of loans by the dollar amount of claims paid by GLHEGC) for the past five federal fiscal years are as follows:

Fiscal Year	Loss Rate
2002	.0002%
2003	.0002%
2004	.0004%
2005	.0017%
2006	.0052%

Claims Rate. For the past five federal fiscal years, GLHEGC’s claims rate has not exceeded 5%, and, as a result, the highest allowable reinsurance has been paid on all GLHEGC’s claims. The actual claims rates (calculated by dividing the amount of reinsurance claims paid during a fiscal year by GLHEGC’s total amount of loans in repayment at the end of the preceding federal fiscal year) are as follows:

Ex. A-3

Fiscal Year	Claims Rate
2002	1.06%
2003	1.27%
2004	.68%
2005	.51%
2006	.62%

As a result of various statutory and regulatory changes over the past several years, historical rates may not be an accurate indicator of current delinquency or default trends or future claim rates.

Ex. A-4

Exhibit B

ANNUAL CERTIFICATE OF GLHEGC

Reference is made to the Form 10-K of Goal Capital Funding Trust 2007-1 (the “Form 10-K”) for the fiscal year ended December 31, [            ]. Capitalized terms used but not otherwise defined herein shall have the respective meanings given to them in the Form 10-K.

GREAT LAKES HIGHER EDUCATION GUARANTY CORPORATION, a Wisconsin nonstock, nonprofit corporation (“GLHEGC”), does hereby certify to the Sponsor, the Depositor and the Issuing Entity that:

1. As of the date of the Form 10-K, there are no pending legal proceedings against GLHEGC or proceedings known to be contemplated by governmental authorities against GLHEGC that would be material to the investors in the Notes.

2. As of the date of the Form 10-K, there are no affiliations, as contemplated by Item 1119 of Regulation AB, between GLHEGC and any of the Issuing Entity, the Sponsor, the Depositor, The Bank of New York, The Bank of New York Trust Company, N.A., Educational Credit Management Corporation, Wilmington Trust Company, ACS Education Services, Inc., Barclays Bank PLC and Massachusetts Higher Education Assistance Corporation, d/b/a American Student Assistance.

3. GLHECG’s sole member is Great Lakes Higher Education Corporation. Great Lakes Higher Education Loan Services, Inc., the Servicer, is a wholly owned subsidiary of Great Lakes Higher Education Corporation, and thus, an affiliate of GLHECG as contemplated by Item 1119 of Regulation AB.

IN WITNESS WHEREOF, GLHEGC has caused this certificate to be executed in its corporate name by an officer thereunto duly authorized.

Dated: [                    ]

GREAT LAKES HIGHER EDUCATION
GUARANTY CORPORATION

By:
Name:
Title:

Ex. B-1